UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2017

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

401 North 31st Street, Billings, MT		59116
(Address of Principal Executive Offices)		(Zip Code)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 30, 2017, First Interstate BancSystem, Inc. (“First Interstate”) completed its previously announced acquisition of Cascade Bancorp, an Oregon corporation (“Cascade”), pursuant to the Agreement and Plan of Merger, dated as of November 17, 2016 (the “Merger Agreement”), by and between First Interstate and Cascade. Under the terms of the Merger Agreement, Cascade merged with and into First Interstate (the “Merger”), with First Interstate being the surviving corporation of the Merger. As a result, First Interstate has acquired Bank of the Cascades, an Oregon state chartered bank, as a wholly-owned subsidiary.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), holders of Cascade common stock (other than shares owned by First Interstate or Cascade) became entitled to receive, for each share of Cascade common stock issued and outstanding immediately prior to the Effective Time, 0.14864 shares of First Interstate Class A common stock and $1.91 in cash, without interest.

At the Effective Time, each outstanding stock option (vested or unvested) to purchase shares of Cascade common stock that was outstanding and unexercised as of immediately prior to the Effective Time was cancelled and terminated in exchange for a cash payment equal to the product of (1) the number of shares of Cascade common stock subject to the stock option multiplied by (2) the amount by which the merger consideration exceeded the exercise price of such option, less applicable withholding taxes. For purposes of this calculation, the merger consideration was equal to $7.54, which is the sum of the cash consideration and the product of the exchange ratio times the average closing sales price of First Interstate Class A common stock over the 20 consecutive trading days ending on the fifth day before the closing date of the Merger.

Based on the number of shares of Cascade common stock issued and outstanding immediately prior to the Effective Time, First Interstate is issuing approximately 11.3 million shares of First Interstate Class A common stock in connection with the Merger. The cash payable by First Interstate in connection with the Merger is approximately $156.3 million, which includes the cash portion of the merger consideration and the cash in lieu of fractional shares that Cascade shareholders would have otherwise been entitled to receive.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 of First Interstate’s Current Report on Form 8-K filed on November 17, 2016, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 30, 2017, in connection with the Merger and pursuant to the terms of the Merger Agreement, the Board of Directors of First Interstate expanded the size of its Board of Directors to appoint two former Cascade directors, Patricia L. Moss and Dennis L.

Johnson. Ms. Moss has been appointed to the Governance and Nominating Committee, Compensation Committee and Executive Committee and Mr. Johnson has been appointed to the Audit Committee and Credit Committee.

Ms. Moss served as Chief Executive Officer of Bank of the Cascades and President and Chief Executive Officer of Cascade from 1998 to 2012. She currently serves as a director of MDU Resources, Inc., the Oregon Growth Board and the Aquila Tax Free Trust of Oregon. Ms. Moss is a former board member of Clear One Health Plans and has served on various community boards, including Central Oregon Community College, Oregon State University Cascades Campus and St. Charles Medical Center. Ms. Moss also serves as Chairman of the Bank of the Cascades Foundation.

Mr. Johnson has been President and Chief Executive Officer of United Heritage Mutual Holding Company since 2001, and United Heritage Financial Group and United Heritage Life Insurance Company, which are insurance, annuity, and financial products companies, since 1999. He served as President and Chief Executive Officer of United Heritage Financial Services, a broker-dealer, from 1994 to 1998 and served as General Counsel of United Heritage Mutual Holding Company and certain of its affiliates from 1983 to 1999. He is a former trustee of the Public Employees Retirement System of Idaho and currently serves on the Idaho State Treasurer’s Investment Advisory Board. He also sits on the Board of Directors of IDACORP, Inc. and Idaho Power Company.

There are no arrangements between either Ms. Moss or Mr. Johnson and any other persons pursuant to which either Ms. Moss or Mr. Johnson was selected as a director. There are no transactions, or proposed transactions, to which the Company is or was to be party and in which either Ms. Moss or Mr. Johnson has a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On May 30, 2017, the Company and Cascade Bancorp issued a joint press release announcing the completion of the Merger. A copy of the joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c)    Not Applicable

(d)	Exhibits

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of November 17, 2016, by and between First Interstate BancSystem, Inc. and Cascade Bancorp (incorporated by reference to Exhibit 2.1 to First Interstate BancSystem, Inc.’s Current Report on Form 8-K filed on November 17, 2016).

Exhibit 99.1	Joint Press Release dated May 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST INTERSTATE BANCSYSTEM, INC.

Dated: May 31, 2017	By:	/s/ Kevin P. Riley
Kevin P. Riley
President and Chief Executive Officer